                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           CardioGenesis Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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                         [On CardioGenesis Letterhead]


                               IMPORTANT REMINDER


February 17, 1999


Dear Stockholder:


We recently mailed you proxy materials for CardioGenesis Corporation's Special Meeting of Stockholders to be held on Wednesday, March 17, 1999. NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN, YOUR VOTE IS IMPORTANT.



At the Special Meeting you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of October 21, 1998, among CardioGenesis, Eclipse Surgical Technologies, Inc. and RW Acquisition Corporation. Your Board of Directors unanimously recommends that you vote FOR the Agreement and Plan of Reorganization as well as the other proposals.


For your convenience enclosed is a duplicate proxy form. PLEASE TAKE THE TIME TODAY TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PAID ENVELOPE AS SOON AS POSSIBLE.

Your prompt attention to this important matter will save our company additional solicitation expense.


We believe that a limited number of Proxy Statements mailed earlier may have been missing pages 19 through 42 and A-23 through A-46 due to printer error. Please check your copy carefully. If it is missing any pages, please contact our proxy solicitation firm, MacKenzie Partners, Inc., at (800) 322-2885, and they will send you a complete copy of our Proxy Statement right away.


                                              Sincerely,

                                              /s/ Richard P. Powers

                                              Richard P. Powers
                                              Secretary